Exhibit 10 (h)
                       EMPLOYERS MUTUAL CASUALTY COMPANY    --------------
                      EXCESS RETIREMENT BENEFIT AGREEMENT

 .
     AGREEMENT entered into this ___ day ____________, 19__ between Employers Mutual Casualty Company, a corporation organized under the laws of the State of Iowa, and its subsidiaries and affiliates ("Company") and ____________________________ ("Employee").

     WHEREAS, the benefit limitations of the Internal Revenue Code, as amended (the "Code") have severely curtailed the level of retirement income Employees otherwise would have been entitled to receive under the tax qualified Employers Mutual Casualty Company Retirement Plan, as amended from time to time (the "Pension
Plan"), and

     WHEREAS, to assist Employee in providing for the contingencies of death, disability and old age dependency, Company desires to provide Employee with a non-qualified benefit to compensate him/her for the curtailment of his/her pension under the Pension Plan; and

     NOW, THEREFORE, the parties hereby agree as follows:

     1. (a) Upon Employee's retirement from the employ of Company on or after his/her normal retirement date (as defined in the Pension Plan), or upon his/her termination of employment, or if Employee becomes disabled (as defined in the Pension Plan), Company agrees to pay him/her (or his/her beneficiary or contingent annuitant, as the case may be) an additional benefit equal to the difference between (A) the benefit Employee (or his/her beneficiary or contingent annuitant, as the case may be) would have been entitled to receive under the Pension Plan as if the benefit limitations of the Code were not in effect and not contained in such retirement plan, and as if his/her compensation and bonus for benefit purposes were determined without reduction with respect to any portion which Employee may have deferred pursuant to a non-qualified deferred compensation agreement between himself and Company, and
(B) the actual benefit payable to Employee (or his/her beneficiary or contingent annuitant, as the case may be) under the Pension Plan taking into account such benefit limitations and taking into account only such compensation of Employee as is recognized under the Pension Plan. The benefit payable to Employee (or his/her beneficiary or contingent annuitant, as the case may be) pursuant to this Section 1(a) shall be payable to him/her as a lump sum benefit, and the calculation of the amount of such benefit shall be on the basis of the benefit formula and the same actuarial assumptions used by the Pension Plan.

         (b) If by reason of Employee's death prior to the time his/her benefits have commenced under the Pension Plan, his/her beneficiary or spouse becomes entitled to a benefit under said plan, Company agrees to pay to such beneficiary or spouse, as the case may be, a benefit equal to the difference between (A) the benefit that would have been payable to such beneficiary or spouse under the Pension Plan upon Employee's death if the benefit limitations of the Code were not in effect and not contained in the Pension Plan, and if Employee's compensation and bonus for benefit purposes were determined without reduction with respect to any portion which Employee may have deferred pursuant to a non-qualified deferred compensation agreement between himself/herself and Company, and (B) the actual benefit payable to such beneficiary or spouse, as the case may be, pursuant to this Section 1(b) shall be paid as a lump sum benefit and the calculation of the amount of such benefit shall be on the basis of the benefit formula and the same actuarial assumptions used by the Pension Plan
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         (c) Upon the termination by Employee of his/her employment, for reasons other than death or disability, with Company prior to attaining normal retirement age, Company will pay Employee (or his/her beneficiary or contingent annuitant) any such amount as may be specifically determined by the Senior Officers Compensation and Stock Option Committee of the Board of Company. Such determination shall be made within 60 days of Employee's termination of employment.

         (d). Any lump sum benefit payable under the terms of this agreement will be paid to Employee at the discretion of the Senior Officers Compensation and Stock Option Committee, but in no event later than the latter of 60 days following retirement date or January 2 of the year following the retirement date.

         (e) In the event of a hardship situation, Employee may petition the Senior Officers Compensation and Stock Option Committee for earlier payment than that prescribed in (d) above, but, in no event, can such earlier payment be made prior to Employee's retirement date. The decision to honor any such hardship petition rests solely with the Senior Officers Compensation and Stock Option Committee.

         (f) In the event of death or disability, any lump sum benefit payable under the terms of this agreement will be paid to Employee (or his/her beneficiary or contingent annuitant) as soon as practical after the date of such event.

     2. Employee's rights under this Agreement, and the rights of a designated beneficiary, contingent annuitant or estate, may not be assigned, transferred, pledged, or encumbered.

     3. Nothing contained in this Agreement shall be construed as conferring upon Employee the right to continue in the employ of Company in any capacity.

     4. Nothing contained in this Agreement, and no action taken pursuant to the provision of this Agreement, shall create, or be construed to create, a trust of any kind or a fiduciary relationship between Company and Employee, his/her designated beneficiary, contingent annuitant, estate, or any other person and all payments to be made hereunder shall be made from the general assets of Company. Any rights acquired pursuant to this Agreement by Employee, a designated beneficiary, or contingent annuitant, or Employee's estate, shall be no greater than the rights of an unsecured general creditor of the Company.

     5. The Senior Officers Compensation and Stock Option Committee of the Board of Directors of Company shall have full power and authority to interpret, construe and administer this Agreement, all such interpretations and constructions, including the determination of the amount of any payment to be made pursuant to the terms of this Agreement, shall be binding and conclusive upon all persons for all purposes. The Senior Officers Compensation and Stock Option Committee of the Board of Directors of Company shall not be liable to any person for any action taken or omitted in connection with the interpretation, construction or administration of this Agreement unless attributable to its members' own wilful misconduct or lack of good faith.

     6. There shall be deducted from all payments by Company pursuant to this Agreement any taxes that are required to be withheld by reason of any Federal, State or local government law, statute, rule or regulation.

     7. This Agreement shall be binding upon and inure to the benefit of Company, its successors and assigns, and Employee, his/her heirs, beneficiaries, contingent annuitants, executors, administrators and legal representatives.
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     8.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

     9. The place of administration of the Agreement shall be conclusively deemed to be within the State of Iowa and validity, construction, interpretation, administration and effect of this Agreement, and of its rules and regulations, and the rights of any and all persons having or claiming to have interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the laws of the State of Iowa without giving effect to the principles of conflicts of law.






     IN WITNESS WHEREOF, Company has caused this Agreement to be executed by its duly authorized officer and Employee has hereunto set his/her hand as of the date first above written.


ATTEST:                             EMPLOYERS MUTUAL CASUALTY COMPANY

_______________________________________ By:
_______________________________________
                                        Chairman of the Board



_______________________________________
                                        Employee

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